POWER OF ATTORNEY

Each of the undersigned officers and/or trustees of Gator Capital Investment Trust (the “Trust”) hereby appoints Derek Pilecki, Erik Anderson, Robert Harty, Kate McCurry and Jeffrey Skinner (with full power to each of them to act alone), with full power of substitution and resubstitution, to act as his/her true and lawful attorney-in-fact and agent to execute, in any and all capacities, any and all documents relating to the Trust, including but not limited to registration statements on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as well as any and all pre-effective or post-effective amendments or supplements to any such registration statements, and any other documents, instruments or amendments in connections therewith, and to file with the U.S. Securities and Exchange Commission or any other regulatory authority each and any of the foregoing, and hereby grants onto each said attorney-in-fact and agent full power and authority to do and perform on his/her behalf each and every act and thing requisite, necessary or desirable to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on this July 7, 2026.

By:	/s/ Derek Pilecki Derek Pilecki
By:	/s/ Frederick T. Blumer Frederick T. Blumer

By:	/s/ Rhett E. Ingerick Rhett E. Ingerick
By:	/s/ Bevin E. Franks Bevin E. Franks